Amendment No. 1 to the Letter Agreement

This Amendment No. 1 to the Letter Agreement (this “Amendment No. 1”), dated as of April 14, 2025, is made by and among Certara, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), and Arsenal Saturn Holdings LP, a Delaware limited partnership (the “Arsenal Party”), and amends that certain Letter Agreement, dated as of November 3, 2022 (the “Letter Agreement”), by and among the Company and the Arsenal Party (the “Parties”). Capitalized terms used in this Amendment No. 1 that are not defined shall have the meaning given to them in the Letter Agreement.

RECITALS

WHEREAS, the Parties entered into the Letter Agreement on November 3, 2022;

WHEREAS, the Parties have determined to amend certain provisions of the Letter Agreement; and

WHEREAS, Section 6 of the Letter Agreement provides that the Letter Agreement may only be amended, modified, supplemented, restated, waived or terminated by mutual agreement of the Parties as evidenced in writing.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.     The Amendment. Section 1(a) of the Letter Agreement is hereby replaced in its entirety as follows:

the Arsenal Party agrees with the Company that, until April 14, 2026 (the “Lock-Up Period”), the Arsenal Party shall not Transfer all or any of the Sale Shares owned by it (limited, for the avoidance of doubt, to the Sale Shares, that were transferred in the Sales Transaction (collectively, the “Lock-Up Shares”)) to any Person other than as permitted by Section 2 hereof. Any attempted Transfer of Lock-Up Shares by the Arsenal Party not permitted by this letter agreement shall be null and void, and the Company shall not in any way give effect to such impermissible Transfer. After the expiry of the Lock-Up Period, there shall be no restrictions on a Transfer of Lock-Up Shares by the Arsenal Party pursuant to this letter agreement; and

2.     Effect of Amendment. This Amendment No. 1 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Letter Agreement to “this Agreement” and “this letter agreement” and (b) to the Letter Agreement in any other agreements, exhibits and schedules will, in each case, be deemed to be references to the Letter Agreement as amended by this Amendment No. 1. Except as amended hereby, the Letter Agreement will continue in full force and effect and shall be otherwise unaffected hereby. This Amendment No. 1 shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Amendment No. 1 only may only be amended, modified, supplemented, restated, waived or terminated by mutual agreement of the Parties as evidenced in writing

3.     Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Amendment No. 1, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment No. 1 or the negotiation, execution or performance of this Amendment No. 1, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

4.     Costs and Expenses. Each party shall be responsible for and shall pay its own costs and expenses incurred in connection with this Amendment No. 1 and the performance of such party’s duties and obligations hereunder.

5.     Counterpart. This Amendment No. 1 may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Furthermore, in the event that any signature or counterpart is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Amendment No. 1, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Amendment No. 1 by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature Page Follows]

IN WITNESS HEREOF, each of the parties hereto has duly executed this Amendment No. 1 (or caused this Amendment No. 1 to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

CERTARA, INC.

By:	/s/ William Feehery
Name: William Feehery
Title: CEO

ARSENAL SATURN HOLDINGS LP

By: Arsenal Capital Investment VI LP, its general partner

By: Arsenal Group LLC, its general partner

By:	/s/ Frank Scrudato
Name: Frank Scrudato
Title: CFO